                                                                           Filed pursuant to Rule 424(b)(5)
                                                                             Registration No. 333-163687

Prospectus Supplement
(To Prospectus dated January 20, 2010)

CHINA YIDA HOLDING, CO.

2,517,521 Shares of Common Stock

We are selling up to 2,517,521  shares of our common stock, par value $0.001 per share, at a price of $ 11.50 per share.

For a more detailed description of our common stock, see the section entitled “Description of the Securities We are Offering” beginning on page S-16 of this prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CNYD.” On January 21, 2010, the last reported sale price of our common stock on the NASDAQ was $13.46 per share.

We have retained Newbridge Securities Corporation to act as our exclusive placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 7 of the accompanying prospectus.

We will receive the proceeds from all securities sold in this offering less placement agency fees and less other expenses we incur in connection with the offering of our common stock.

	Per Share		Total
Price to the public		$11.50	$28,951,491.50
Placement agency fees		$0.69	$1,737,089.49
Proceeds, before expenses, to us	$		$27,214,402.01

Newbridge Securities Corporation is acting as the exclusive placement agent in this offering. The placement agent is not purchasing or selling any of the shares pursuant to this prospectus supplement or the accompanying prospectus.  We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $200,000.00. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the shares offered in this offering, but the placement agent will use its reasonable best efforts to arrange for the sale of all of the shares offered.

We currently anticipate that closing of the sale of securities will take place on or about January 27, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Newbridge Securities Corporation

The date of this prospectus supplement is January 22, 2010

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-163687) and its amendments that we filed with the Securities and Exchange Commission, or the SEC, and that were declared effective by the SEC. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, the risks of investing in our common stock and other items. The accompanying prospectus provides more general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely on the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. You may obtain copies of those documents as described below under “Where You Can Find More Information.”

Additional information, including our financial statements for the years ended December 31, 2008 and 2007 and the notes related thereto, is incorporated by reference to our periodic reports filed with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents we file or have filed with the SEC that are incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Because the factors discussed in this prospectus, each prospectus supplement or documents incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. This summary does not contain all the information you should consider before investing in our common stock. You should read this prospectus supplement, the accompanying prospectus and the documents, especially the discussion of “Risk Factors” and our consolidated financial statements and the related notes, before deciding to invest in shares of our common stock. In this prospectus, when we use phrases such as “we,” “us,” “our,” or “our company,” we are referring to China Yida Holding, Co. and all of its subsidiaries and affiliated companies as a whole, unless it is clear from the context that any of these terms refer only to China Yida Holding, Co.

ABOUT OUR COMPANY

Corporate Overview

We are a diversified entertainment enterprise focused on China's media and tourism industries headquartered in Fuzhou City, Fujian province, China. Our core business strategy is centered around the combination of tourism and media. Our tourism management business specializes in the development and management of natural, cultural and historic scenic sites. We currently operate the Great Golden Lake tourist destination (Global Geo-park), Hua’An Tulou cluster (or the “Earth Buildings”) tourist destination (World Culture Heritage), and Yunding tourist destination (Large-scale National Recreational Park), covering over 300 square kilometers in total. Our media business provides operating management services; including channel, column and advertisement management for the Fujian Education Television Channel (“FETV”) and the “Journey through China on the Train” railway on-board program.

Our Corporate History and Structure

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd (“Hong Kong Yi Tat”), a company incorporated under the laws of Hong Kong. Immediately prior to the Merger (defined below), Mr. Chen Minhua and his wife, Ms. Fan Yanling, were the majority shareholders of Keenway Limited.

On November 19, 2007, we entered into a share exchange and stock purchase agreement with Keenway Limited, Hong Kong Yi Tai, and the then shareholders of Keenway Limited, including Chen Minhua, Fan Yanling, Zhang Xinchen, Extra Profit International Limited, and Lucky Glory International Limited (collectively, the “Keenway Limited Shareholders”), pursuant to which in exchange for all of their shares of Keenway Limited common stock, the Keenway Limited Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from some of our then existing shareholders (the “Merger”). As a result of the closing of the Merger, the Keenway Limited Shareholders owned approximately 94.5% of our then issued and outstanding shares on a fully diluted basis and Keenway Limited became our wholly owned subsidiary.

The following chart depicts our current corporate structure:

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Hong Kong Yi Tat is an entity that was created solely as the holding company for the operating entities, Fujian Jintai Tourism Industrial Development, Co, Ltd., and Fujian Jiaoguang Media, Co., Ltd., and Fujian Yunding Tourism Industrial Co., Ltd., and Fujian Yida Tulou Tourism Development Cp. Ltd.  Hong Kong Yi Tat does not have any operations.

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Fujian Jintai Tourism Developments Co., Ltd. (“Fujian Jintai”) operates the tourism segment of our business. Its primary business relates to the operation of our tourism destinations, specifically, the Great Golden Lake.

Fujian Jintai owns 100% of the ownership interest in Fuzhou Hongda Commercial Services Co., Ltd. (“Hongda”).  Hongda’s wholly owned subsidiary is Fuzhou Fuyu Advertising Co., Ltd. which is an operating entity that engages in the media operation.

Fujian Jintai also owns 100% of the ownership interest in Fujian Yintai Tourism Co., Ltd. (“Yintai”).

●	Fujian Yunding Tourism Industrial Co., Ltd’s (“Yunding Company”) primary business relates to the operation of our tourism destinations, specifically, the Yunding tourist destination.

●	Fujian Yida Tulou Tourism Development Cp. Ltd’s primary business relates to the operation of our tourism destinations, specifically, Hua’An Tulou cluster tourist destination.

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Fujian Jiaoguang Media Co., Ltd. (“Fujian Jiaoguang”) concentrates on the mass media segment of our business.  Its primary business is focused on advertisements, including media publishing, television, cultural and artistic communication activities, and performance operation and management activities.

We do not have a direct ownership interest in Fujian Jiaoguan. On December 30, 2004, Jiaoguang and its shareholders entered into a set of contractual arrangements with us which governs the relationships between Fijian Jiaoguan and the Company.  The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which we have the right to advise, consult, manage and operate Fujian Jiaoguang, and collect and own all of Fujian Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Fujian Jiaoguang have vested their voting control over Fujian Jiaoguang to the Company. In order to further reinforce the Company’s rights to control and operate Fujian Jiaoguang, Fujian Jiaoguang and its shareholders have granted us, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Fujian Jiaoguang or, alternatively, all of the assets of Fujian Jiaoguang.  Further, the shareholders of Fujian Jiaoguang have pledged all of their rights, titles and interests in Fujian Jiaoguang to us under an Equity Pledge Agreement. We effectuated this organizational structure due to China’s limitations on foreign investments and ownership in Chinese domestic businesses.  Generally, the Chinese law prohibits foreign entities from directly owning certain types of businesses, such as the media industry.  We have obtained an opinion from Allbright Law Office, our Chinese legal counsel, that this structure is legal and valid and that the U.S. holding corporation can obtain the same benefits and risks with this contractual structure as it would with a direct equity ownership.

Our Business

We are principally engaged in the services business and do not produce nor manufacture any products.  Our income is primarily derived from services provided by our tourist destinations, advertisement and paid programming.

The Great Golden Lake

The Great Golden Lake was recognized as the Global Geopark by the United Nations Educational, Scientific, and Cultural Organization (“UNESCO”) in February 2005. It is located in Taining, surrounding Sanming, Nanping of Fujian Province and Nanchang of Jiangxi Province. This world-class tourist attraction covers more than 230 square kilometers, including five (5) main scenic areas: (1) Golden Lake; (2) Shangqing River; (3) Zhuangyuan Rock; (4) Luohan Mountain; and (5) Taining Old Town.

In 2001, we entered into a tourism management revenue sharing agreement with Taining government, to operate and to manage the Great Golden Lake destination from 2001 through 2032. We initially invested $30 million to improve the infrastructure, and through a well designed marketing campaign, we have succeeded in increasing the number of the visitors from 30,000 in 2001 to 320,000 in 2008. Currently most visitors to the Great Golden Lake are from Fujian, Shanghai and Jiangxi. With easier transportation and higher reputation, we expect that the Great Golden Lake should be able to attract more visitors from other provinces of China and even foreign countries. Our revenue from the operations of Great Golden Lake is generated from entrance ticket fees.

Hua’an Tulou Cluster

Tulou is a Chinese term for earth building. These large round multilayer residences built by ancient wealthy families are known for their unique shape, ingenious structure and oriental mystery. Fujian Tulou was recognized as a World Cultural Heritage in 2008. Hua’an Tulou is a 1.5 hour drive away from Xiamen City, one of China’s most famous tourist coastal cities.

In December 2008, we entered into a Tourist Resources Development Agreement with Hua’an County Government effective until 2048. Pursuant to this agreement, we began to develop the Hua’an Tulou tourist destinations with a right of priority to develop other scenic areas in Hua’an County. Hua’an Tulou cluster required an initial capital input of $7.5 million to put it into operation. Currently, around half of its visitors are from overseas, including Taiwan. We expect our revenue to be generated from the sale of entrance ticket fees, fees from rides on tour cars, and food at our restaurants.

Yunding Recreational Park

In November 2008, we entered into the Tourist Destination Cooperative Development Agreement with Yongtai County Government effective until 2048. Pursuant to the agreement, we obtained the exclusive right to develop the Yunding scenic areas, which is approximately 30km from Fuzhou. We plan to invest approximately $40 million to build the tourism, transport and entertainment facilities, and expect to generate revenue from entrance fees, cable cars and other entertainment projects.

FETV

Fujian Education Television (“FETV”) is a provincial comprehensive entertainment television channel ranked #4 in ratings and covering 92% of the population in Fujian province (Source: ACNielsen 2008 survey). Fujian is located in southeastern China, with a population of over 35 million.

We have been successfully managing the FETV under an agreement with Fujian Education TV Station. Under this agreement, we pay an annual fee of approximately $735,000 (RMB 5,000,000) to provide programming and content management services and to re-sell advertising airtime. The annual fee rises by 20% starting in 2011. We have leveraged the FETV assets to produce high quality TV programming focused on tourism, successfully promoting our own tourist attractions branding the FETV station around the tourism theme and creating an ecosystem of potential partners for our tourism business, including hotels, travel agents, and entertainment resorts.

“Journey through China on the Train”

In February 2009, we entered into a six-year agreement with China’s Railway Media Center to create “Journey through China on the Train” infomercial programs, pursuant to which we will produce 5-20 minute weekly episodes focused on natural resources, culture and the history of tourism destinations, tourism advertisement and travel tips. It will be broadcast on: (1) train lines into Tibet; (2) high speed motor trains on 31 railroad lines traveling between major cities in China; and (3) closed cable TV channels covering 18 railway bureaus. We will pay an annual fee of approximately $44,000 (RMB 300,000) to Railway Media Center for the first three years and RMB 350,000 for the second three years, and will generate revenue from selling embedded advertisement. As of the third quarter 2009, “Journey through China on the Train” is being shown on 31 railroad lines with 440 trains.

THE OFFERING

Common stock offered by us	2,517,521 shares

Common stock estimated to be outstanding immediately after this offering*	19,579,585 shares

NASDAQ Capital Market symbol	CNYD

Use of proceeds
We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be $ 27,014,401.01  after payment of placement agent fees and expenses in connection with this offering. We intend to use all of the net proceeds of this offering to us for working capitals and other general corporate purposes. See "Use of Proceeds."

Risk factors	See "Risk Factors" immediately following this prospectus supplement summary to read about factors you should carefully consider before purchasing shares of our common stock.

*The total number of shares of common stock outstanding after this offering is based on 17,062,064 shares outstanding as of January 21, 2010 and does not include, as of that date:

●	773,812 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $5.00 per share; and

●	1,000,000 shares of common stock reserved for future issuance under our 2009 Equity Incentive Plan.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and shares available for issuance.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below and in the accompanying prospectus, together with all of the other information appearing in this prospectus supplement, the prospectus and any information incorporated by reference into herein or therein, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Relating to Our Business

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IN ORDER TO INCREASE OUR REVENUES, WE BELIEVE WE MUST FURTHER EXPAND OUR BUSINESS OPERATIONS. WE CANNOT ASSURE YOU THAT OUR INTERNAL GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

In order to maximize the potential growth in our current and potential markets, we believe that we must further expand the scope of our services in the tourism and mass media industry. One of our strategies is to grow internally through increasing the customers we target for advertising campaigns and locations where we promote tourism by penetrating existing markets in the PRC and entering new geographic markets in PRC as well as other parts of Asia and globally.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

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IN ADDITION TO OUR INTERNAL GROWTH STRATEGY, WE MAY GROW THROUGH STRATEGIC ACQUISITIONS. WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

We also intend to pursue opportunities to acquire businesses in the PRC that are complementary or related in product lines and business structure to us. However, we may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership.  Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in PRC, including state owned businesses, will be required to comply with laws of the PRC, to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

•
IN THE EVENT OF RAPID GROWTH OF OUR BUSINESS OPERATIONS, WE MAY EXPERIENCE A SIGNIFICANT STRAIN ON OUR MANAGEMENT AND OPERATIONAL INFRASTRUCTURE. OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

If we expand our business through successful implementation of our internal growth strategy and/or acquisition strategy, our management and our operational, accounting, and information infrastructure may experience a significant strain caused by such expansion. In order to deal with the strain our anticipated business expansion could put on our resources, we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

●	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES OR EXPAND OUR MEDIA OPERATIONS AND ACQUIRE ADDITIONAL TOURIST ATTRACTIONS, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

We expanded our business in 2008 by acquiring the operation rights of additional tourist attractions under various agreements, including Yongtai Beixi and Jiezhukou Lake, Hua’an Tulou, and the Great Golden Lake, and establishing collaboration with Railway Media Center to produce programs titled “Journey through China on the Train.” Our continuous business development plan is based on a further expansion of our media services and acquisition of additional tourist attractions. There is inherent risks and uncertainties involved throughout these stages of development.  There is no assurance that we will be successful in continuously expanding our media operations or acquiring additional tourist attractions, or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement these further development strategies, our business operations and financial performance may be adversely affected.

●	TOURISM AND MEDIA ARE COMPETITVE BUSINESS ENVIRONMENTS WHICH COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

We operate in a competitive environment and have to compete with other tourist destinations and media outlets in order to attract visitors and customers.  In order to be successful in attracting visitors or customers we may be forced to lower prices or spend more money on advertising to continue to compete with our competitors.  These competitive measures may result in lower net income.

●	ECONOMIC CRISIS OR TURMOIL, OR SUPPRESSION ON INDIVIDUAL RIGHTS MAY CAUSE A DOWNTURN IN CHINA’S TOURISM INDUSTRY.

A downturn in the world economic markets, or just the Chinese economy, may have a negative impact on our business.  Consumers with a lack of disposable incomes may decide not to vacation or travel to our tourism destinations, which would negatively impact our business.  Additionally, the perceived suppression of individual rights by the Chinese government may deter tourists from visiting China, which may cause a decline in visitors to our attraction.

●	THE SLOW RECOVERY OF THE GLOBAL ECONOMIC CRISIS COULD AFFECT THE OVERALL AVAILABILITY AND COST OF EXTERNAL FINANCING FOR OUR OPERATIONS.

The slow recovery of the global financial markets from the global economic crisis and turmoil may adversely impact our business, the business and financial condition of our customers and the business of potential investors from whom we expect to generate our potential sources of capital financing. Presently it is unclear to what extent the economic stimulus measures and other actions taken or contemplated by the Chinese governments and other governments throughout the world will mitigate the effects of the negative impact caused by the economic turmoil on our industry and other industries that affect our business. Although these conditions have not presently impaired our ability to access credit markets and finance our operations, the impact of the current crisis on our ability to obtain capital financing in the future, and the cost and terms of same, is unclear.

●	A FAILURE TO EXPAND OUR MEDIA OPERATIONS OR GOVERNMENT REGULATIONS RESTRICTING THE MEDIA INDUSTRY IN CHINA COULD HAVE A NEGATIVE IMPACT ON OUR OPERATIONS.

If our advertising and media operations fail to grow, this would have a negative impact on our future operating results.  Further, government regulations, if enacted, restricting media content would negatively affect our media operations.  Any restriction on media content would limit the potential amount of customers able to use our media services and negatively impact our financial results.

●	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Mr. Chen Minhua, our Chairman and Chief Executive Officer and Ms. Fan Yanling, our Vice President of Operations.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals. We may not be able to attract or retain qualified management on acceptable terms in the future due to the intense competition for qualified personnel in our industry and as a result, our business could be adversely affected.

●	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never paid any dividends.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

●	WE DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE, PRODUCT LIABILITY OR RECALL INSURANCE OR THIRD-PARTY LIABILITY INSURANCE.

Operation of our business and facilities involves many risks, including natural disasters, labor disturbances, business interruptions, property damage, personal injury and death.  We do not carry any business interruption insurance or third-party liability insurance for our business to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Therefore, we may not have insurance coverage sufficient to cover all risks associated with our business. As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Chen Minhua, our Chairman and Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 32.99% of our voting securities. Ms. Fan Yanling, our Vice President of Operations and the spouse of Mr. Chen Minhua, through her common stock ownership, currently has voting power equal to approximately 32.99% of our voting securities.  Mr. Chen Minhua and Ms. Fan Yanling have combined voting power in our Company equal to approximately 65.98% of our voting securities. As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

●	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

 We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Even though we have been a reporting company since 1999, this risk applies to us because we completed a share exchange with Keenway Limited in 2007 whereby a Chinese operating company became our wholly owned subsidiary.  This Chinese operating company is newly reporting and we are adjusting to the increased disclosure requirements for us to comply with corporate governance and accounting requirements.

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IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR ORDINARY SHARES MAY BE ADVERSELY IMPACTED.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on the effectiveness of the company’s internal controls over financial reporting.  Under current SEC rules, we will be required to include a management report and our independent registered public accounting firm’s attestation report beginning with our annual report for the fiscal year ending December 31, 2009.  Our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability

●	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

●	WE HAVE A CONTRACTUAL RELATIONSHIP WITH FUJIAN JIAOGUANG MEDIA WHICH MAY BE IN NON-COMPLIANCE WITH PRC LAWS AND DOES NOT PROVIDE THE SAME OPERATIONAL CONTROL AS A DIRECT EQUITY INTEREST.

Our contractual relationship with Fujian Jiaoguang Media was structured as a contractual relationship as opposed to a direct equity interest in order to comply with PRC law.  We have received a PRC legal counsel attesting that this structure is in compliance with the PRC law.  However, the PRC law may be subject to change or the government may review the structure and determine that this contractual relationship is not in compliance with PRC laws and force the termination of this relationship.  Additionally, the contractual relationship between us and Fujian Jiaoguang Media does not provide us with the same operational control as a direct equity interest.  Therefore, we are subject to the risks associated with contractual rights as opposed to owning the company.  Such risks could include breach of contract or failure to honor the terms of the contract.

Risks Relating to the People's Republic of China

●
SUBSTANTIALLY ALL OF OUR OPERATING ASSETS ARE LOCATED IN CHINA AND SUBSTANTIALLY ALL OF OUR REVENUE WILL BE DERIVED FROM OUR OPERATIONS IN CHINA SO OUR BUSINESS, RESULTS OF OPERATIONS AND PROSPECTS ARE SUBJECT TO THE ECONOMIC, POLITICAL AND LEGAL POLICIES, DEVELOPMENTS AND CONDITIONS IN CHINA.

The PRC’s economic, political and social conditions, as well as government policies, could impair our business.  The PRC economy differs from the economies of most developed countries in many respects.  China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China).  However, we cannot assure you that such growth will be sustained in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could impair our ability to remain profitable.  The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us.  For example, our financial condition and results of operations may be hindered by PRC government control over capital investments or changes in tax regulations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

●
IF THE MINISTRY OF COMMERCE, OR MOFCOM, CHINA SECURITIES REGULATORY COMMISSION, OR CSRC, OR ANOTHER PRC REGULATORY AGENCY, DETERMINES THAT MOFCOM AND CSRC APPROVAL OF OUR MERGER WAS REQUIRED OR IF OTHER REGULATORY OBLIGATIONS ARE IMPOSED UPON US, WE MAY INCUR SANCTIONS, PENALTIES OR ADDITIONAL COSTS WHICH WOULD DAMAGE OUR BUSINESS.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, a new regulation with respect to the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006.  Article 11 of the M&A Rules requires PRC companies, enterprises or natural persons to obtain MOFCOM approval in order to effectuate mergers or acquisitions between PRC companies and foreign companies legally established or controlled by such PRC companies, enterprises or natural persons.  Article 40 of the M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals should obtain the approval of the CSRC prior to the listing and trading of such offshore special purpose vehicle’s securities on an overseas stock exchange, especially in the event that the offshore special purpose vehicle acquires shares of or equity interests in the PRC companies in exchange for the shares of offshore companies.  On September 21, 2006, the CSRC published on its official website procedures and filing requirements for offshore special purpose vehicles seeking CSRC approval of their overseas listings.

On November 19, 2007, we completed a merger transaction pursuant to a share exchange and stock purchase agreement , which resulted in our current ownership and corporate structure.  We believe, based on the opinion of our PRC legal counsel, Allbright Law Offices, that MOFCOM and CSRC approvals were not required for our merger transaction or for the listing and trading of our securities on a trading market because we are not an offshore special purpose vehicle that is directly or indirectly controlled by PRC companies or individuals.  Although the merger and acquisition regulations provide specific requirements and procedures, there are still many ambiguities in the meaning of many provisions.  Further regulations are anticipated in the future, but until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations and the regulators have wide latitude in the enforcement of the regulations and approval of transactions.  If the MOFCOM, CSRC or another PRC regulatory agency subsequently determines that the MOFCOM and CSRC approvals were required, we may face sanctions by the MOFCOM, CSRC or another PRC regulatory agency.  If this happens, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit payment or remittance of dividends paid by Fujian Jintai, or take other actions that could damage our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

●
THE NEW M&A REGULATIONS ESTABLISH MORE COMPLEX PROCEDURES FOR SOME ACQUISITIONS OF CHINESE COMPANIES BY FOREIGN INVESTORS, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO PURSUE GROWTH THROUGH ACQUISITION IN CHINA.

The New M&A Regulations establish additional procedures and requirements that could make some acquisitions of PRC companies by foreign investors, such as ours, more time-consuming and complex, including requirements in some instances that the approval of the Ministry of Commerce shall be required for transactions involving the shares of an offshore listed company being used as the acquisition consideration by foreign investors.  In the future, we may grow our business in part by acquiring complementary businesses.  Complying with the requirements of the New M&A Regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

●	IF THE PRC IMPOSES RESTRICTIONS DESIGNED TO REDUCE INFLATION, FUTURE ECONOMIC GROWTH IN THE PRC COULD BE SEVERELY CURTAILED WHICH COULD HURT OUR BUSINESS AND PROFITABILITY.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth often can lead to growth in the supply of money and rising inflation.  In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  Imposition of similar restrictions may lead to a slowing of economic growth, a decrease in demand for our steel products and generally damage our business and profitability.

●	FLUCTUATIONS IN EXCHANGE RATES COULD HARM OUR BUSINESS AND THE VALUE OF OUR SECURITIES.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB and the net proceeds from this offering will be denominated and our financial results are reported in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of these proceeds, our balance sheet and our earnings per share in U.S. dollars following this offering.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.  Since July 2005, the RMB has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

●	EXCHANGE CONTROLS THAT EXIST IN THE PRC MAY LIMIT OUR ABILITY TO UTILIZE OUR CASH FLOW EFFECTIVELY.

We are subject to the PRC’s rules and regulations on currency conversion.  In the PRC, the State Administration for Foreign Exchange, or SAFE, regulates the conversion between Renminbi and foreign currencies. Currently, foreign investment enterprises, or FIEs, are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” As a result of our ownership of Fujian Jintai, Fujian Jintai is a FIE.  With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE.  However, conversion of currency in the “capital account,” including capital items such as direct foreign investment, loans and securities, still require approval of the SAFE. Further, any capital contributions to Henan Fujian Jintai by its offshore shareholder must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations it may have outside of the PRC.

In August 2008, SAFE promulgated Circular 142, a notice regulating the conversion by FIEs of foreign currency into Renminbi by restricting how the converted Renminbi may be used.  Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise.  In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE.  The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used.  Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

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PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006.The failure of our beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

●	ANY OUTBREAK OF THE SWINE FLU (H1N1), SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, THE AVIAN FLU, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM IN THE PRC COULD ADVERSELY AFFECT OUR OPERATIONS.

There have been recent outbreaks of the highly pathogenic Swine Flu, caused by the H1N1 virus, in certain regions of the world, including parts of China, where all of our manufacturing facilities are located and where all of our sales occur.  Our business is dependent upon our ability to attract a large volume of visitors to our tourism destinations, and an outbreak of the Swine Flu, or a renewed outbreak of SARS, the Avian Flu, or another widespread public health problem in China, could have a negative effect on our operations.  Any such outbreak could have an impact on our operations as a result of:

●	quarantines or closures of our tourist destinations
●	the sickness or death of our key officers and employees, and
●	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

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BECAUSE CHINESE LAW GOVERNS MANY OF OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR RIGHTS WITHIN THE PRC OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES OR CAPITAL.

Chinese law governs many of our material agreements, some of which may be with Chinese governmental agencies. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of the PRC.  The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

●	BECAUSE OUR FUNDS ARE HELD IN BANKS IN UNINSURED PRC BANK ACCOUNTS, THE FAILURE OF ANY BANK IN WHICH WE DEPOSIT OUR FUNDS COULD AFFECT OUR ABILITY TO CONTINUE IN BUSINESS.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

●
OUR BUSINESS COULD BE SEVERELY HARMED IF THE CHINESE GOVERNMENT CHANGES ITS POLICIES, LAWS, REGULATIONS, TAX STRUCTURE OR ITS CURRENT INTERPRETATIONS OF ITS LAWS, RULES AND REGULATIONS RELATING TO OUR OPERATIONS IN CHINA.

Our business is located in Fujian, China and virtually all of our assets are located in China.  We generate our sales revenue only from customers located in China.  Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to

●	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,
●	changes in taxation,
●	changes in employment restrictions,

●	import duties, and
●	currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed.  Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection.  It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us.  Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications.  In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

●	THE CHINESE LAWS AND REGULATIONS WHICH GOVERN OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN AND MAY BE CHANGED IN A WAY THAT HURTS OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings.  The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.   We are considered an FIE under Chinese laws, and as a result, we must comply with Chinese laws and regulations.  We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our business.  If the relevant authorities find us to be in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

●	A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE CHINESE ECONOMY MAY MATERIALLY AND ADVERSELY AFFECT OUR CUSTOMERS’ DEMAND FOR OUR SERVICES AND OUR BUSINESS.

All of our operations are conducted in China and all of our revenues are generated from sales to businesses operating in China.  Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for precision steel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

●	FAILURE TO COMPLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAWS COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials.  However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

●	THE IMPLEMENTATION OF THE NEW PRC EMPLOYMENT CONTRACT LAW AND INCREASES IN THE LABOR COSTS IN CHINA MAY HURT OUR BUSINESS AND PROFITABILITY.

A new employment contract law became effective on January 1, 2008 in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

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UNDER THE NEW EIT LAW, CHINA YIDA AND HONG KONG YI TAT MAY BE CLASSIFIED AS “RESIDENT ENTERPRISES” OF CHINA, WHICH MAY SUBJECT CHINA YIDA AND HONG KONG YI TAT TO PRC INCOME TAX ON THEIR TAXABLE GLOBAL INCOME.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementation regulations, both of which became effective on January 1, 2008.  Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.  On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation with respect to non-Chinese enterprises or group controlled offshore entities.  Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China.  A resident enterprise would be generally subject to the uniform 25% enterprise income tax rate as to its worldwide income.  Although the Notice is directly applicable to enterprises registered in an offshore jurisdiction and controlled by Chinese domestic enterprises or groups, it is uncertain whether the PRC tax authorities will make reference to the Notice when determining the resident status of other offshore companies, such as Fujian Jin Tai.  Since substantially all of our management is currently based in China, it is likely we may be treated as a Chinese resident enterprise for enterprise income tax purposes.  The tax consequences of such treatment are currently unclear, as they will depend on how local tax authorities apply or enforce the New EIT Law or the implementation regulations.

In addition, under the New EIT Law and implementation regulations, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business) to the extent that such dividends have their source within the PRC unless there is an applicable tax treaty between the PRC and the jurisdiction in which an overseas holder resides which reduces or exempts the relevant tax.  Similarly, any gain realized on the transfer of shares by such investors is also subject to the 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

If we are considered a PRC “resident enterprise”, it is unclear whether the dividends we pay with respect to our shares, or the gain you may realize from the transfer of our shares, would be treated as income derived from sources within the PRC and be subject to PRC tax.  If we are required under the New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if you are required to pay PRC income tax on the transfer of your shares, the value of your investment in our shares may be materially and adversely affected.

Risks Related to Investment in Our Common Stock

●	MR. MINHUA CHEN, OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN, AND HIS WIFE, MS. YANLING FANG, OUR DIRECTOR HAVE VOTING CONTROL OF THE COMPANY AND CAN UNILATERALLY MAKE BUSINESS DECISIONS FOR US

As of January 21, 2010, Mr. Minhua Chen, our Chairman and Chief Executive Officer, and his wife, Ms Yanling Fang, our director, hold an aggregate of 11,223,956 shares of our issued and outstanding common stock, representing approximately 65.78% of our voting shares. Upon completion of the offering contemplated by the prospectus supplement, based upon 17,062,064 shares outstanding as of January 21, 2010, Mr. Chen and his wife, Ms. Fang, will have voting rights on approximately 57.32% of our common stock outstanding. As a result, they will be able to influence the outcome of stockholder voting on various corporate matters.

●	OUR SHAREHOLDERS WILL EXPERIENCE DILUTION AS A RESULT OF THE CONVERSION OF OUR CLASS A WARRANTS.

As of the date hereof, we had warrants to purchase 773,812 shares of common stock (these warrants are convertible into common stock at a conversion price of $5.00 per share). To the extent such warrants are exercised and converted, there will be further dilution. In addition, in the event that any future financing should be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

●	YOU WILL EXPERIENCE IMMEDIATE DILUTION IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK YOU PURCHASE.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $11.50 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of approximately $6.87 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

●
IF OUR COMMON STOCK WERE DELISTED AND DETERMINED TO BE A “PENNY STOCK,” A BROKER-DEALER MAY FIND IT MORE DIFFICULT TO TRADE OUR COMMON STOCK AND AN INVESTOR MAY FIND IT MORE DIFFICULT TO ACQUIRE OR DISPOSE OF OUR COMMON STOCK IN THE SECONDARY MARKET.

If our common stock were removed from listing with the NASDAQ, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

●	OUR FAILURE TO MEET THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET COULD RESULT IN A DE-LISTING OF OUR COMMON STOCK.

If after listing we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements and the minimum closing bid price requirement, NASDAQ may take steps to de-list our common stock, which could impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

●	OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $27,014,401.01 from the sale of 2,517,521 shares of our common stock in this offering based on a public offering price of $11.50 per share after deducting the estimated expenses related to this offering and the placement agency fees and other expenses payable by us.  We intend to use all of the net proceeds from this offering for working capitals and other general corporate purposes.

Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocated and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DILUTION

If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our unaudited net tangible book value as of September 30, 2009 was approximately $63.48 million or $3.73 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

After giving effect to the assumed sale of 2,517,521 shares of common stock in this offering at a price of $11.50 per share, and after deducting the placement agency fees and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2009 would have been approximately $90.49 million, or approximately $4.63 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.90 per share to existing stockholders and an immediate dilution of approximately $6.87 per share to new investors. Our net tangible book value calculation assumes no exercise of the warrants offered hereby. The following table illustrates this calculation on a per share basis

Offering price per share		$11.50
Net tangible book value per share as of September 30, 2009	$3.73
Increase per share attributable to this offering	$0.90
As adjusted net tangible book value per share after this offering		$4.63
Dilution per share to new investors		$6.87

The information in the table above is based on 17,021,447 shares of our common stock outstanding on September 30, 2009, and does not include:

●	833,337shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2009 with a weighted exercise price of 5.00 per share;

●	1,000,000 shares of common stock reserved for future issuance under our 2009 Equity Incentive Plan.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009:

• on an actual basis; and

• on an as adjusted basis to effect our sale of 2,517,521 shares of common stock in this offering, based on the public offering price of $11.50  per share, and after deducting placement agency fees and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2009
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$8,723,966	$35,738,368.01

Shareholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000shares authorized, none issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,021,447 shares of common stock issued and outstanding actual; and 19,538,968 shares issued and outstanding, as adjusted
Additional paid-in capital	21,627,395	21,627,395
Accumulated other comprehensive income	3,192,887	3,192,887
Retained earnings	46,906,278	46,906,278
Total shareholders’ equity	71,728,261	107,466,629.01

DESCRIPTION OF THE SECURITIES WERE ARE OFFERING

Common Stock

In this offering, we are offering 2,517,521 shares of our common stock. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, and their amendments to the date hereof, which are incorporated by reference, and the applicable provisions of Delaware General Corporation Law. This information is only a summary and is qualified in its entirety by reference to our certificates of incorporation and bylaws, their amendments to the date hereof, and the applicable provisions of Delaware General Corporation Law.

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus supplement, there were 17,062,064 shares of common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Subject to the prior rights of holders of any preferred shares issued and outstanding, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. Subject to any preferential rights of any issued and outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

For additional information regarding our common stock, see the section entitled “Description of Capital Stock” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co., 6201 15th Avenue, Brooklyn, New York 11219, (212) 936-5100.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CNYD.”

PLAN OF DISTRIBUTION

Newbridge Securities Corporation, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of January 22, 2010. The placement agent is not purchasing or selling any shares of common stock offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the shares, but the placement agent has agreed to use its reasonable efforts to arrange for the sale of all of the shares offered hereby. Therefore, we will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of shares offered pursuant to this prospectus supplement.

The placement agency agreement provides that the obligations of the placement agent is subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our change in our business and the receipt of customary opinions, letters and closing certificates.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares offered pursuant to this prospectus supplement through subscription agreements between the purchasers and us. We will enter into subscription agreements with the purchasers pursuant to which, subject to certain conditions, we will sell to the purchasers an aggregate of 2,517,521 shares of our common stock, at a price of $11.50 per share.  We negotiated the price for the shares offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended, and against breaches of our representations and warranties and covenants in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Placement Agent Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 5% of the gross proceeds of this offering and a corporate financing fee of 1% of the gross proceeds of this offering.  If the offering is consummated, we shall reimburse the placement agent for all reasonable out-of-pocket expenses incurred by the placement agent in connection with the Offering, provided, however, such reimbursement shall not exceed $150,000 in the aggregate.

The following table shows the per common stock share and total placement agency fees we will pay to the placement agent in connection with the sale of the shares offered pursuant to this prospectus supplement assuming the purchase of all of the shares of common stock offered hereby:

Placement agent fees per share of common stock	$0.69
Total	$1,737,089.49

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than eight percent of the initial gross proceeds from the sale of any shares of common stock being offered hereby.

Our obligation to issue and sell common stock to the purchasers is subject to the conditions set forth in the subscription agreements entered into with the purchasers, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares is subject to the conditions set forth in the applicable subscription agreement as well, which may be waived by the purchaser.

We currently anticipate that the sale of up to 2,517,521 shares of common stock will be completed on or about January 27, 2010. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $200,000.00, which include legal and printing costs, various other fees and reimbursement of the placement agent's expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As  an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of its businesses, the placement agent or its affiliates may engage in investment banking and/or other services with us and our affiliates for which they have or may in the future receive customary fees and expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and subscription agreements. Copies of the placement agency agreement and the subscription agreements will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Lock-Up Arrangements

Pursuant to the placement agent agreement, we agreed that, for a period of sixty (60) days from the date of the placement agent agreement (the “Lock-Up Period”), without the prior written consent of the placement agent, we will not directly or indirectly:

(1)
offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the closing of the offering), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of common stock, or any securities convertible into or exercisable or exchangeable for shares of common stock,

(2)
 file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock, or

(3)	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

subject to certain exceptions, including:

(1)	the common shares to be sold pursuant to this prospectus supplement ,
(2)	the issuance of stock options or shares of restricted stock to employees, directors and consultants pursuant to our 2009 Equity Incentive Plan,
(3)
issuances of shares of common stock upon the exercise of options or warrants outstanding as of the date of the placement agent agreement or to satisfy other pre-existing issuance obligations disclosed in our periodic SEC filings prior to the date of the placement agent agreement,

(4)
the issuance by us of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of the placement agent agreement; provided that each recipient of shares pursuant to this clause (4) agrees that all such shares remain subject to restrictions set forth in the placement agent agreement, and

(5)
the purchase or sale of our securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date of the placement agent agreement.

Notwithstanding the foregoing, for the purpose of allowing the placement agent to comply with FINRA Rule 2711(f)(4), if (1) during the last seventeen (17) days of the Lock-Up Period, we release earnings results or publicly announces other material news or a material event relating to us occurs or (2) prior to the expiration of the Lock-Up Period, we announce that we will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the eighteen (18)-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the placement agent waives, in writing, such extension.

The placement agent agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the offering.

We agree not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus supplement has been passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. Lowenstein Sandler PC, Roseland, New Jersey, is acting as counsel for the placement agent in connection with various matters relating to the securities offered hereby.

EXPERTS

The consolidated financial statements of China Yida Holding, Co. as of December 31, 2008 and 2007 and for the fiscal years then ended have been audited by Kabani & Company, Inc., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 and a post-effective amendment thereto with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement, as amended, and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents, and the information incorporated by reference is considered to be part of this prospectus supplement. In addition, some information that we file with the SEC after the date of this prospectus supplement will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our annual report on Form 10-K for the year ended December 31, 2008 and 2007, filed with the SEC on March 31, 2009 (File No. 000-26777-09719708);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009 and 2008, filed with the SEC on May 15, 2009 (File No. 000-26777-09828658);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009 and 2008, filed with the SEC on August 14, 2009 (File No. 000-26777-09828658);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2009 and 2008, filed with the SEC on November 13, 2009 (File No. File No. 000-26777-09828658);
•	our Current Report on Form 8-K filed with the SEC on January 17, 2009 (File No. 000-26777-09513857);
•	our Current Report on Form 8-K filed with the SEC on January 14, 2009 (File No. 000-26777-09525438);
•	our Current Report on Form 8-K filed with the SEC on February 19, 2009 (File No. 000-26777-009622412) *
•	our Current Report on Form 8-K filed with the SEC on June 30, 2009 (File No. 000-26777-09919702)*;
•	our Current Report on Form 8-K filed with the SEC on June 30, 2009 (File No. 000-26777- 09919764)*;
•	our Current Report on Form 8-K filed with the SEC on October 14, 2009 (File No. 000-26777- 091118425)*;

•	our preliminary information statement on Schedule 14C filed with the SEC on July 8, 2009 (File No. 000-26777- 09933965 );
•	our definitive information statement on Schedule 14C filed with the SEC on July 20, 2009 (File No. 000-26777-09953609);

•	our preliminary information statement on Schedule 14C filed with the SEC on April 27, 2009 (File No. 000-26777- 09773029);
•	our definitive information statement on Schedule 14C filed with the SEC on May 7, 2009 (File No. 000-26777-09805930);
•	our preliminary information statement on Schedule 14C filed with the SEC on December 5, 2007 (File No. 000-26777-071285867);
•	our amendment No.1 to the preliminary information statement on Schedule 14C filed with the SEC on January 22, 2008 (File No. 000-26777-08541190)
•	our amendment No.2 to the preliminary information statement on Schedule 14C filed with the SEC on February 6, 2008 (File No. 000-26777-08580601)

•	our definitive information statement on Schedule 14C filed with the SEC on February 7, 2008 (File No. 0001213900-08-000250)

•	the description of our common stock contained in our post-effective amendments for registration statement filed with the SEC on June 10, 2009 (File No. 000-26777- 09885215);

•	the description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on December 2, 2009 (File No. 001-34567);

•
all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

* The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.  We do not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  We hereby incorporate by reference all future filings by us made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.  Nothing in this Prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: China Yida Holding, Co., 20955 Pathfinder Rd., Suite 200-12, Diamond Bar, CA 91765, Attn.: Investor Relations, Tel.: (909) 843-6358.

  PROSPECTUS

$50,000,000

CHINA YIDA HOLDING, CO.

Common Stock
Preferred Stock
Debt Securities
Warrants
Common Stock Purchase Rights
Units

We may offer, issue and sell from time to time our common stock, preferred stock, debt securities, warrants, common stock purchase rights or units up to $50,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale. This prospectus provides a general description of offerings of these securities that we may undertake.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference,” before you invest in any of our securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CNYD.” On January 11, 2009, the last reported sale price of our common stock on the NASDAQ was $14.00 per share.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves a high degree of risk. Before investing in our securities, we urge you to carefully consider the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 20, 2010.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities under this shelf registration, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

USE OF TERMS

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” "we," "our" and "us" refer collectively to China Yida Holding, Co., a corporation incorporated in the State of Delaware and its consolidated subsidiaries; the term “Securities Act” means the Securities Act of 1933, as amended; the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and “China” and “PRC” refer to the People’s Republic of China.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents we file or have filed with the SEC that are incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Because the factors discussed in this prospectus, each prospectus supplement or documents incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 6.

OUR COMPANY

Corporate Overview

We are a diversified entertainment enterprise focused on China's media and tourism industries headquartered in Fuzhou City, Fujian province, China. Our core business strategy is centered around the combination of tourism and media. Our tourism management business specializes in the development and management of natural, cultural and historic scenic sites. We currently operate the Great Golden Lake tourist destination (Global Geo-park), Hua’An Tulou cluster (or the “Earth Buildings”) tourist destination (World Culture Heritage), and Yunding tourist destination (Large-scale National Recreational Park), covering over 300 square kilometers in total. Our media business provides operating management services; including channel, column and advertisement management for the Fujian Education Television Channel (“FETV”) and the “Journey through China on the Train” railway on-board program.

Our Corporate History and Structure

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd (“Hong Kong Yi Tat”), a company incorporated under the laws of Hong Kong. Immediately prior to the Merger (defined below), Mr. Chen Minhua and his wife, Ms. Fan Yanling, were the majority shareholders of Keenway Limited.

On November 19, 2007, we entered into a share exchange and stock purchase agreement with Keenway Limited, Hong Kong Yi Tai, and the then shareholders of Keenway Limited, including Chen Minhua, Fan Yanling, Zhang Xinchen, Extra Profit International Limited, and Lucky Glory International Limited (collectively, the “Keenway Limited Shareholders”), pursuant to which in exchange for all of their shares of Keenway Limited common stock, the Keenway Limited Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from some of our then existing shareholders (the “Merger”). As a result of the closing of the Merger, the Keenway Limited Shareholders owned approximately 94.5% of our then issued and outstanding shares on a fully diluted basis and Keenway Limited became our wholly owned subsidiary.

The following chart depicts our current corporate structure:

●
Hong Kong Yi Tat is an entity that was created solely as the holding company for the operating entities, Fujian Jintai Tourism Industrial Development, Co, Ltd., and Fujian Jiaoguang Media, Co., Ltd., and Fujian Yunding Tourism Industrial Co., Ltd., and Fujian Yida Tulou Tourism Development Cp. Ltd.  Hong Kong Yi Tat does not have any operations.

●
Fujian Jintai Tourism Developments Co., Ltd. (“Fujian Jintai”) operates the tourism segment of our business. Its primary business relates to the operation of our tourism destinations, specifically, the Great Golden Lake.

Fujian Jintai owns 100% of the ownership interest in Fuzhou Hongda Commercial Services Co., Ltd. (“Hongda”).  Hongda’s wholly owned subsidiary is Fuzhou Fuyu Advertising Co., Ltd. which is an operating entity that engages in the media operation.

Fujian Jintai also owns 100% of the ownership interest in Fujian Yintai Tourism Co., Ltd. (“Yintai”).

●	Fujian Yunding Tourism Industrial Co., Ltd’s (“Yunding Company”) primary business relates to the operation of our tourism destinations, specifically, the Yunding tourist destination.

●	Fujian Yida Tulou Tourism Development Cp. Ltd’s primary business relates to the operation of our tourism destinations, specifically, Hua’An Tulou cluster tourist destination.

●
Fujian Jiaoguang Media Co., Ltd. (“Fujian Jiaoguang”) concentrates on the mass media segment of our business.  Its primary business is focused on advertisements, including media publishing, television, cultural and artistic communication activities, and performance operation and management activities.

We do not have a direct ownership interest in Fujian Jiaoguan. On December 30, 2004, Jiaoguang and its shareholders entered into a set of contractual arrangements with us which governs the relationships between Fijian Jiaoguan and the Company.  The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which we have the right to advise, consult, manage and operate Fujian Jiaoguang, and collect and own all of Fujian Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Fujian Jiaoguang have vested their voting control over Fujian Jiaoguang to the Company. In order to further reinforce the Company’s rights to control and operate Fujian Jiaoguang, Fujian Jiaoguang and its shareholders have granted us, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Fujian Jiaoguang or, alternatively, all of the assets of Fujian Jiaoguang.  Further, the shareholders of Fujian Jiaoguang have pledged all of their rights, titles and interests in Fujian Jiaoguang to us under an Equity Pledge Agreement. We effectuated this organizational structure due to China’s limitations on foreign investments and ownership in Chinese domestic businesses.  Generally, the Chinese law prohibits foreign entities from directly owning certain types of businesses, such as the media industry.  We have obtained an opinion from Allbright Law Office, our Chinese legal counsel, that this structure is legal and valid and that the U.S. holding corporation can obtain the same benefits and risks with this contractual structure as it would with a direct equity ownership.

Our Business

We are principally engaged in the services business and do not produce nor manufacture any products.  Our income is primarily derived from services provided by our tourist destinations, advertisement and paid programming.

The Great Golden Lake

The Great Golden Lake was recognized as the Global Geopark by the United Nations Educational, Scientific, and Cultural Organization (“UNESCO”) in February 2005. It is located in Taining, surrounding Sanming, Nanping of Fujian Province and Nanchang of Jiangxi Province. This world-class tourist attraction covers more than 230 square kilometers, including five (5) main scenic areas: (1) Golden Lake; (2) Shangqing River; (3) Zhuangyuan Rock; (4) Luohan Mountain; and (5) Taining Old Town.

In 2001, we entered into a tourism management revenue sharing agreement with Taining government, to operate and to manage the Great Golden Lake destination from 2001 through 2032. We initially invested $30 million to improve the infrastructure, and through a well designed marketing campaign, we have succeeded in increasing the number of the visitors from 30,000 in 2001 to 320,000 in 2008. Currently most visitors to the Great Golden Lake are from Fujian, Shanghai and Jiangxi. With easier transportation and higher reputation, we expect that the Great Golden Lake should be able to attract more visitors from other provinces of China and even foreign countries. Our revenue from the operations of Great Golden Lake is generated from entrance ticket fees.

Hua’an Tulou Cluster

Tulou is a Chinese term for earth building. These large round multilayer residences built by ancient wealthy families are known for their unique shape, ingenious structure and oriental mystery. Fujian Tulou was recognized as a World Cultural Heritage in 2008. Hua’an Tulou is a 1.5 hour drive away from Xiamen City, one of China’s most famous tourist coastal cities.

In December 2008, we entered into a Tourist Resources Development Agreement with Hua’an County Government effective until 2048. Pursuant to this agreement, we began to develop the Hua’an Tulou tourist destinations with a right of priority to develop other scenic areas in Hua’an County. Hua’an Tulou cluster required an initial capital input of $7.5 million to put it into operation. Currently, around half of its visitors are from overseas, including Taiwan. We expect our revenue to be generated from the sale of entrance ticket fees, fees from rides on tour cars, and food at our restaurants.

Yunding Recreational Park

In November 2008, we entered into the Tourist Destination Cooperative Development Agreement with Yongtai County Government effective until 2048. Pursuant to the agreement, we obtained the exclusive right to develop the Yunding scenic areas, which is approximately 30km from Fuzhou. We plan to invest approximately $40 million to build the tourism, transport and entertainment facilities, and expect to generate revenue from entrance fees, cable cars and other entertainment projects.

FETV

Fujian Education Television (“FETV”) is a provincial comprehensive entertainment television channel ranked #4 in ratings and covering 92% of the population in Fujian province (Source: ACNielsen 2008 survey). Fujian is located in southeastern China, with a population of over 35 million.

We have been successfully managing the FETV under an agreement with Fujian Education TV Station. Under this agreement, we pay an annual fee of approximately $735,000 (RMB 5,000,000) to provide programming and content management services and to re-sell advertising airtime. The annual fee rises by 20% starting in 2011. We have leveraged the FETV assets to produce high quality TV programming focused on tourism, successfully promoting our own tourist attractions branding the FETV station around the tourism theme and creating an ecosystem of potential partners for our tourism business, including hotels, travel agents, and entertainment resorts.

“Journey through China on the Train”

In February 2009, we entered into a six-year agreement with China’s Railway Media Center to create “Journey through China on the Train” infomercial programs, pursuant to which we will produce 5-20 minute weekly episodes focused on natural resources, culture and the history of tourism destinations, tourism advertisement and travel tips. It will be broadcast on: (1) train lines into Tibet; (2) high speed motor trains on 31 railroad lines traveling between major cities in China; and (3) closed cable TV channels covering 18 railway bureaus. We will pay an annual fee of approximately $44,000 (RMB 300,000) to Railway Media Center for the first three years and RMB 350,000 for the second three years, and will generate revenue from selling embedded advertisement. As of the third quarter 2009, “Journey through China on the Train” is being shown on 31 railroad lines with 440 trains.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Relating to Our Business

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IN ORDER TO INCREASE OUR REVENUES, WE BELIEVE WE MUST FURTHER EXPAND OUR BUSINESS OPERATIONS. WE CANNOT ASSURE YOU THAT OUR INTERNAL GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

In order to maximize the potential growth in our current and potential markets, we believe that we must further expand the scope of our services in the tourism and mass media industry. One of our strategies is to grow internally through increasing the customers we target for advertising campaigns and locations where we promote tourism by penetrating existing markets in the PRC and entering new geographic markets in PRC as well as other parts of Asia and globally.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

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IN ADDITION TO OUR INTERNAL GROWTH STRATEGY, WE MAY GROW THROUGH STRATEGIC ACQUISITIONS. WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

We also intend to pursue opportunities to acquire businesses in the PRC that are complementary or related in product lines and business structure to us. However, we may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership.  Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in PRC, including state owned businesses, will be required to comply with laws of the PRC, to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

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IN THE EVENT OF RAPID GROWTH OF OUR BUSINESS OPERATIONS, WE MAY EXPERIENCE A SIGNIFICANT STRAIN ON OUR MANAGEMENT AND OPERATIONAL INFRASTRUCTURE. OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

If we expand our business through successful implementation of our internal growth strategy and/or acquisition strategy, our management and our operational, accounting, and information infrastructure may experience a significant strain caused by such expansion.  In order to deal with the strain our anticipated business expansion could put on our resources, we will need to continue to improve our financial controls, operating procedures, and management information systems.  We will also need to effectively train, motivate, and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

●	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES OR EXPAND OUR MEDIA OPERATIONS AND ACQUIRE ADDITIONAL TOURIST ATTRACTIONS, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

We expanded our business in 2008 by acquiring the operation rights of additional tourist attractions under various agreements, including Yongtai Beixi and Jiezhukou Lake, Hua’an Tulou, and the Great Golden Lake, and establishing collaboration with Railway Media Center to produce programs titled “Journey through China on the Train.” Our continuous business development plan is based on a further expansion of our media services and acquisition of additional tourist attractions. There is inherent risks and uncertainties involved throughout these stages of development.  There is no assurance that we will be successful in continuously expanding our media operations or acquiring additional tourist attractions, or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement these further development strategies, our business operations and financial performance may be adversely affected.

●	TOURISM AND MEDIA ARE COMPETITVE BUSINESS ENVIRONMENTS WHICH COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

We operate in a competitive environment and have to compete with other tourist destinations and media outlets in order to attract visitors and customers.  In order to be successful in attracting visitors or customers we may be forced to lower prices or spend more money on advertising to continue to compete with our competitors.  These competitive measures may result in lower net income.

●	ECONOMIC CRISIS OR TURMOIL, OR SUPPRESSION ON INDIVIDUAL RIGHTS MAY CAUSE A DOWNTURN IN CHINA’S TOURISM INDUSTRY.

A downturn in the world economic markets, or just the Chinese economy, may have a negative impact on our business.  Consumers with a lack of disposable incomes may decide not to vacation or travel to our tourism destinations, which would negatively impact our business.  Additionally, the perceived suppression of individual rights by the Chinese government may deter tourists from visiting China, which may cause a decline in visitors to our attraction.

●	THE SLOW RECOVERY OF THE GLOBAL ECONOMIC CRISIS COULD AFFECT THE OVERALL AVAILABILITY AND COST OF EXTERNAL FINANCING FOR OUR OPERATIONS.

The slow recovery of the global financial markets from the global economic crisis and turmoil may adversely impact our business, the business and financial condition of our customers and the business of potential investors from whom we expect to generate our potential sources of capital financing. Presently it is unclear to what extent the economic stimulus measures and other actions taken or contemplated by the Chinese governments and other governments throughout the world will mitigate the effects of the negative impact caused by the economic turmoil on our industry and other industries that affect our business. Although these conditions have not presently impaired our ability to access credit markets and finance our operations, the impact of the current crisis on our ability to obtain capital financing in the future, and the cost and terms of same, is unclear.

●	A FAILURE TO EXPAND OUR MEDIA OPERATIONS OR GOVERNMENT REGULATIONS RESTRICTING THE MEDIA INDUSTRY IN CHINA COULD HAVE A NEGATIVE IMPACT ON OUR OPERATIONS.

If our advertising and media operations fail to grow, this would have a negative impact on our future operating results.  Further, government regulations, if enacted, restricting media content would negatively affect our media operations.  Any restriction on media content would limit the potential amount of customers able to use our media services and negatively impact our financial results.

●	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Mr. Chen Minhua, our Chairman and Chief Executive Officer and Ms. Fan Yanling, our Vice President of Operations.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals. We may not be able to attract or retain qualified management on acceptable terms in the future due to the intense competition for qualified personnel in our industry and as a result, our business could be adversely affected.

●	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never paid any dividends.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

●	WE DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE, PRODUCT LIABILITY OR RECALL INSURANCE OR THIRD-PARTY LIABILITY INSURANCE.

Operation of our business and facilities involves many risks, including natural disasters, labor disturbances, business interruptions, property damage, personal injury and death.  We do not carry any business interruption insurance or third-party liability insurance for our business to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Therefore, we may not have insurance coverage sufficient to cover all risks associated with our business. As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

●	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Chen Minhua, our Chairman and Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 32.99% of our voting securities. Ms. Fan Yanling, our Vice President of Operations and the spouse of Mr. Chen Minhua, through her common stock ownership, currently has voting power equal to approximately 32.99% of our voting securities.  Mr. Chen Minhua and Ms. Fan Yanling have combined voting power in our Company equal to approximately 65.98% of our voting securities. As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

●	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Even though we have been a reporting company since 1999, this risk applies to us because we completed a share exchange with Keenway Limited in 2007 whereby a Chinese operating company became our wholly owned subsidiary.  This Chinese operating company is newly reporting and we are adjusting to the increased disclosure requirements for us to comply with corporate governance and accounting requirements.

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IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR ORDINARY SHARES MAY BE ADVERSELY IMPACTED.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on the effectiveness of the company’s internal controls over financial reporting.  Under current SEC rules, we will be required to include a management report and our independent registered public accounting firm’s attestation report beginning with our annual report for the fiscal year ending December 31, 2009.  Our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability

●	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

●	WE HAVE A CONTRACTUAL RELATIONSHIP WITH FUJIAN JIAOGUANG MEDIA WHICH MAY BE IN NON-COMPLIANCE WITH PRC LAWS AND DOES NOT PROVIDE THE SAME OPERATIONAL CONTROL AS A DIRECT EQUITY INTEREST.

Our contractual relationship with Fujian Jiaoguang Media was structured as a contractual relationship as opposed to a direct equity interest in order to comply with PRC law.  We have received a PRC legal counsel attesting that this structure is in compliance with the PRC law.  However, the PRC law may be subject to change or the government may review the structure and determine that this contractual relationship is not in compliance with PRC laws and force the termination of this relationship.  Additionally, the contractual relationship between us and Fujian Jiaoguang Media does not provide us with the same operational control as a direct equity interest.  Therefore, we are subject to the risks associated with contractual rights as opposed to owning the company.  Such risks could include breach of contract or failure to honor the terms of the contract.

Risks Relating to the People's Republic of China

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SUBSTANTIALLY ALL OF OUR OPERATING ASSETS ARE LOCATED IN CHINA AND SUBSTANTIALLY ALL OF OUR REVENUE WILL BE DERIVED FROM OUR OPERATIONS IN CHINA SO OUR BUSINESS, RESULTS OF OPERATIONS AND PROSPECTS ARE SUBJECT TO THE ECONOMIC, POLITICAL AND LEGAL POLICIES, DEVELOPMENTS AND CONDITIONS IN CHINA.

The PRC’s economic, political and social conditions, as well as government policies, could impair our business.  The PRC economy differs from the economies of most developed countries in many respects.  China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China).  However, we cannot assure you that such growth will be sustained in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could impair our ability to remain profitable.  The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us.  For example, our financial condition and results of operations may be hindered by PRC government control over capital investments or changes in tax regulations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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IF THE MINISTRY OF COMMERCE, OR MOFCOM, CHINA SECURITIES REGULATORY COMMISSION, OR CSRC, OR ANOTHER PRC REGULATORY AGENCY, DETERMINES THAT MOFCOM AND CSRC APPROVAL OF OUR MERGER WAS REQUIRED OR IF OTHER REGULATORY OBLIGATIONS ARE IMPOSED UPON US, WE MAY INCUR SANCTIONS, PENALTIES OR ADDITIONAL COSTS WHICH WOULD DAMAGE OUR BUSINESS.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, a new regulation with respect to the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006.  Article 11 of the M&A Rules requires PRC companies, enterprises or natural persons to obtain MOFCOM approval in order to effectuate mergers or acquisitions between PRC companies and foreign companies legally established or controlled by such PRC companies, enterprises or natural persons.  Article 40 of the M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals should obtain the approval of the CSRC prior to the listing and trading of such offshore special purpose vehicle’s securities on an overseas stock exchange, especially in the event that the offshore special purpose vehicle acquires shares of or equity interests in the PRC companies in exchange for the shares of offshore companies.  On September 21, 2006, the CSRC published on its official website procedures and filing requirements for offshore special purpose vehicles seeking CSRC approval of their overseas listings.

On November 19, 2007, we completed a merger transaction pursuant to a share exchange and stock purchase agreement , which resulted in our current ownership and corporate structure.  We believe, based on the opinion of our PRC legal counsel, Allbright Law Offices, that MOFCOM and CSRC approvals were not required for our merger transaction or for the listing and trading of our securities on a trading market because we are not an offshore special purpose vehicle that is directly or indirectly controlled by PRC companies or individuals.  Although the merger and acquisition regulations provide specific requirements and procedures, there are still many ambiguities in the meaning of many provisions.  Further regulations are anticipated in the future, but until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations and the regulators have wide latitude in the enforcement of the regulations and approval of transactions.  If the MOFCOM, CSRC or another PRC regulatory agency subsequently determines that the MOFCOM and CSRC approvals were required, we may face sanctions by the MOFCOM, CSRC or another PRC regulatory agency.  If this happens, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit payment or remittance of dividends paid by Fujian Jintai, or take other actions that could damage our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

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THE NEW M&A REGULATIONS ESTABLISH MORE COMPLEX PROCEDURES FOR SOME ACQUISITIONS OF CHINESE COMPANIES BY FOREIGN INVESTORS, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO PURSUE GROWTH THROUGH ACQUISITION IN CHINA.

The New M&A Regulations establish additional procedures and requirements that could make some acquisitions of PRC companies by foreign investors, such as ours, more time-consuming and complex, including requirements in some instances that the approval of the Ministry of Commerce shall be required for transactions involving the shares of an offshore listed company being used as the acquisition consideration by foreign investors.  In the future, we may grow our business in part by acquiring complementary businesses.  Complying with the requirements of the New M&A Regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

●	IF THE PRC IMPOSES RESTRICTIONS DESIGNED TO REDUCE INFLATION, FUTURE ECONOMIC GROWTH IN THE PRC COULD BE SEVERELY CURTAILED WHICH COULD HURT OUR BUSINESS AND PROFITABILITY.

 While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth often can lead to growth in the supply of money and rising inflation.  In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  Imposition of similar restrictions may lead to a slowing of economic growth, a decrease in demand for our steel products and generally damage our business and profitability.

●	FLUCTUATIONS IN EXCHANGE RATES COULD HARM OUR BUSINESS AND THE VALUE OF OUR SECURITIES.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB and the net proceeds from this offering will be denominated and our financial results are reported in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of these proceeds, our balance sheet and our earnings per share in U.S. dollars following this offering.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.  Since July 2005, the RMB has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

●	EXCHANGE CONTROLS THAT EXIST IN THE PRC MAY LIMIT OUR ABILITY TO UTILIZE OUR CASH FLOW EFFECTIVELY.

We are subject to the PRC’s rules and regulations on currency conversion.  In the PRC, the State Administration for Foreign Exchange, or SAFE, regulates the conversion between Renminbi and foreign currencies. Currently, foreign investment enterprises, or FIEs, are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” As a result of our ownership of Fujian Jintai, Fujian Jintai is a FIE.  With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE.  However, conversion of currency in the “capital account,” including capital items such as direct foreign investment, loans and securities, still require approval of the SAFE. Further, any capital contributions to Henan Fujian Jintai by its offshore shareholder must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations it may have outside of the PRC.

In August 2008, SAFE promulgated Circular 142, a notice regulating the conversion by FIEs of foreign currency into Renminbi by restricting how the converted Renminbi may be used.  Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise.  In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE.  The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used.  Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

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PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006.The failure of our beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

●	ANY OUTBREAK OF THE SWINE FLU (H1N1), SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, THE AVIAN FLU, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM IN THE PRC COULD ADVERSELY AFFECT OUR OPERATIONS.

There have been recent outbreaks of the highly pathogenic Swine Flu, caused by the H1N1 virus, in certain regions of the world, including parts of China, where all of our manufacturing facilities are located and where all of our sales occur.  Our business is dependent upon our ability to attract a large volume of visitors to our tourism destinations, and an outbreak of the Swine Flu, or a renewed outbreak of SARS, the Avian Flu, or another widespread public health problem in China, could have a negative effect on our operations.  Any such outbreak could have an impact on our operations as a result of:

●	quarantines or closures of our tourist destinations
●	the sickness or death of our key officers and employees, and
●	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

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BECAUSE CHINESE LAW GOVERNS MANY OF OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR RIGHTS WITHIN THE PRC OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES OR CAPITAL.

Chinese law governs many of our material agreements, some of which may be with Chinese governmental agencies. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of the PRC.  The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

●	BECAUSE OUR FUNDS ARE HELD IN BANKS IN UNINSURED PRC BANK ACCOUNTS, THE FAILURE OF ANY BANK IN WHICH WE DEPOSIT OUR FUNDS COULD AFFECT OUR ABILITY TO CONTINUE IN BUSINESS.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

●
OUR BUSINESS COULD BE SEVERELY HARMED IF THE CHINESE GOVERNMENT CHANGES ITS POLICIES, LAWS, REGULATIONS, TAX STRUCTURE OR ITS CURRENT INTERPRETATIONS OF ITS LAWS, RULES AND REGULATIONS RELATING TO OUR OPERATIONS IN CHINA.

Our business is located in Fujian, China and virtually all of our assets are located in China.  We generate our sales revenue only from customers located in China.  Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to

●	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,
●	changes in taxation,
●	changes in employment restrictions,

●	import duties, and
●	currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed.  Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection.  It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us.  Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications.  In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

●	THE CHINESE LAWS AND REGULATIONS WHICH GOVERN OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN AND MAY BE CHANGED IN A WAY THAT HURTS OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings.  The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.   We are considered an FIE under Chinese laws, and as a result, we must comply with Chinese laws and regulations.  We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our business.  If the relevant authorities find us to be in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

●	A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE CHINESE ECONOMY MAY MATERIALLY AND ADVERSELY AFFECT OUR CUSTOMERS’ DEMAND FOR OUR SERVICES AND OUR BUSINESS.

All of our operations are conducted in China and all of our revenues are generated from sales to businesses operating in China.  Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for precision steel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

●	FAILURE TO COMPLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAWS COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials.  However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

●	THE IMPLEMENTATION OF THE NEW PRC EMPLOYMENT CONTRACT LAW AND INCREASES IN THE LABOR COSTS IN CHINA MAY HURT OUR BUSINESS AND PROFITABILITY.

A new employment contract law became effective on January 1, 2008 in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

●
UNDER THE NEW EIT LAW, CHINA YIDA AND HONG KONG YI TAT MAY BE CLASSIFIED AS “RESIDENT ENTERPRISES” OF CHINA, WHICH MAY SUBJECT CHINA YIDA AND HONG KONG YI TAT TO PRC INCOME TAX ON THEIR TAXABLE GLOBAL INCOME.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementation regulations, both of which became effective on January 1, 2008.  Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.  On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation with respect to non-Chinese enterprises or group controlled offshore entities.  Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China.  A resident enterprise would be generally subject to the uniform 25% enterprise income tax rate as to its worldwide income.  Although the Notice is directly applicable to enterprises registered in an offshore jurisdiction and controlled by Chinese domestic enterprises or groups, it is uncertain whether the PRC tax authorities will make reference to the Notice when determining the resident status of other offshore companies, such as Fujian Jin Tai.  Since substantially all of our management is currently based in China, it is likely we may be treated as a Chinese resident enterprise for enterprise income tax purposes.  The tax consequences of such treatment are currently unclear, as they will depend on how local tax authorities apply or enforce the New EIT Law or the implementation regulations.

In addition, under the New EIT Law and implementation regulations, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business) to the extent that such dividends have their source within the PRC unless there is an applicable tax treaty between the PRC and the jurisdiction in which an overseas holder resides which reduces or exempts the relevant tax.  Similarly, any gain realized on the transfer of shares by such investors is also subject to the 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

If we are considered a PRC “resident enterprise”, it is unclear whether the dividends we pay with respect to our shares, or the gain you may realize from the transfer of our shares, would be treated as income derived from sources within the PRC and be subject to PRC tax.  If we are required under the New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if you are required to pay PRC income tax on the transfer of your shares, the value of your investment in our shares may be materially and adversely affected.

Risks Related to this Offering and the Market for Our Common Stock Generally

●	OUR SHAREHOLDERS WILL EXPERIENCE DILUTION AS A RESULT OF THE CONVERSION OF OUR CLASS A WARRANTS.

As of the date hereof, we had warrants to purchase 833,337 shares of common stock (these warrants are convertible into common stock at a conversion price of $5.00 per share). To the extent such warrants are exercised and converted, there will be further dilution. In addition, in the event that any future financing should be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

●
IF OUR COMMON STOCK WERE DELISTED AND DETERMINED TO BE A “PENNY STOCK,” A BROKER-DEALER MAY FIND IT MORE DIFFICULT TO TRADE OUR COMMON STOCK AND AN INVESTOR MAY FIND IT MORE DIFFICULT TO ACQUIRE OR DISPOSE OF OUR COMMON STOCK IN THE SECONDARY MARKET.

If our common stock were removed from listing with the NASDAQ, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

●	OUR FAILURE TO MEET THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET COULD RESULT IN A DE-LISTING OF OUR COMMON STOCK.

If after listing we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements and the minimum closing bid price requirement, NASDAQ may take steps to de-list our common stock, which could impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

●	OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, and common stock purchase rights, either individually or in units, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to purchasers or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock.  We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 17,021,447 shares are issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our certificate of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.

Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. We may offer shares of our preferred stock from time to time, in one or more series. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock.  In some circumstances, this issuance could have the effect of decreasing the market price of the common stock.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities.  In this prospectus, we have summarized certain general and standard features of the debt securities we may issue.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the forms of indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt.

Warrants.  We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants.  In this prospectus, we have summarized certain general and standard features of the warrants.  We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities we are offering before the issuance of any such warrants.

Common Stock Purchase Rights. We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Units.  We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series and common stock purchase rights. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIES BY A PROSPECTUS SUPPLEMENT.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our business through internal growth or acquisitions and repayment of indebtedness, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.  Pending any specific application, we may initially invest funds in short- term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities coved by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of the date hereof, there are 17,021,447 common shares outstanding and no preferred shares issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our Articles of Incorporation and bylaws.

Common Stock

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Subject to the prior rights of holders of any preferred shares issued and outstanding, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. Subject to any preferential rights of any issued and outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co., 6201 15th Avenue, Brooklyn, New York 11219, (212) 936-5100.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CNYD.”

Preferred Stock

The Board of Directors has the authority to issue 10,000,000 shares of preferred shares, issuable in series, and to determine prior to any such issuance designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, including voting rights, of those shares without any further vote or action by the shareholders. Preferred shares may, at the discretion of the board of directors, be entitled to preference over the common shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up. If any cumulative dividends or amounts payable on return of capital are not paid in full, preferred shares of all issued series would participate ratably in accordance with the amounts that would be payable on such shares if all such dividends were declared and paid in full or the sums which would be payable on such shares on the return of capital if all amounts so payable were paid in full, as the case may be.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●
whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue the senior notes under the senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities which we or our subsidiaries may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The description of the debt securities in the prospectus supplement or the indentures may provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

●
immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

●	certain other conditions are met.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Each of the following constitute reasonably standard events of default that may be included in any finalized indenture or prospectus supplement as constituting an event of default with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default in the event of bankruptcy, insolvency or reorganization, the debenture trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default due to bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●
the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

 We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF COMMON STOCK PURCHASE RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial services companies. The subscription price may or may not reflect the actual or long-term fair value of the common or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the right’s exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The prospectus supplement will set forth the expiration date and time for exercising rights. If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the  rights  offering at any time prior to the Expiration Date for any reason. We may terminate the  rights  offering, in whole or in part, at any time before completion of the  rights  offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the  rights  offering that in the sole judgment of our board of directors would or might make the  rights  offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the  rights  offering. We may waive any of these conditions and choose to proceed with the  rights  offering even if one or more of these events occur. If we terminate the  rights  offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the  rights  offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the  rights  offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common or preferred stock not subscribed for in the  rights  offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers, including our stockholders, or through a combination of any such methods of sale.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

 In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sale Through Underwriters or Dealers

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public.

Any underwritten offering may be on a best efforts or a firm commitment basis.  If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions set forth in an underwriting agreement, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly to purchasers, including our stockholders.   In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions and other fees payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

 Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of China Yida Holding, Co. as of December 31, 2008 and 2007 and for the fiscal years then ended have been audited by Kabani & Company, Inc., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed for trading on the NASDAQ under the symbol “CNYD.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above, or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

We incorporate by reference into this prospectus the documents listed below:

•	our annual report on Form 10-K for the year ended December 31, 2008 and 2007, filed with the SEC on March 31, 2009 (File No. 000-26777-09719708);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009 and 2008, filed with the SEC on May 15, 2009 (File No. 000-26777-09828658);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009 and 2008, filed with the SEC on August 14, 2009 (File No. 000-26777-09828658);
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2009 and 2008, filed with the SEC on November 13, 2009 (File No. File No. 000-26777-09828658);
•	our Current Report on Form 8-K filed with the SEC on January 17, 2009 (File No. 000-26777-09513857);
•	our Current Report on Form 8-K filed with the SEC on January 14, 2009 (File No. 000-26777-09525438);
•	our Current Report on Form 8-K filed with the SEC on February 19, 2009 (File No. 000-26777-009622412) *
•	our Current Report on Form 8-K filed with the SEC on June 30, 2009 (File No. 000-26777-09919702)*;
•	our Current Report on Form 8-K filed with the SEC on June 30, 2009 (File No. 000-26777- 09919764)*;
•	our Current Report on Form 8-K filed with the SEC on October 14, 2009 (File No. 000-26777- 091118425)*;

•	our preliminary information statement on Schedule 14C filed with the SEC on July 8, 2009 (File No. 000-26777- 09933965 );
•	our definitive information statement on Schedule 14C filed with the SEC on July 20, 2009 (File No. 000-26777-09953609);

•	our preliminary information statement on Schedule 14C filed with the SEC on April 27, 2009 (File No. 000-26777- 09773029);
•	our definitive information statement on Schedule 14C filed with the SEC on May 7, 2009 (File No. 000-26777-09805930);
•	our preliminary information statement on Schedule 14C filed with the SEC on December 5, 2007 (File No. 000-26777-071285867);
•	our amendment No.1 to the preliminary information statement on Schedule 14C filed with the SEC on January 22, 2008 (File No. 000-26777-08541190)
•	our amendment No.2 to the preliminary information statement on Schedule 14C filed with the SEC on February 6, 2008 (File No. 000-26777-08580601)

•	our definitive information statement on Schedule 14C filed with the SEC on February 7, 2008 (File No. 0001213900-08-000250)

•	the description of our common stock contained in our post-effective amendments for registration statement filed with the SEC on June 10, 2009 (File No. 000-26777- 09885215);
•	the description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on December 2, 2009 (File No. 001-34567);

•
all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

* The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: China Yida Holding, Co., 20955 Pathfinder Rd., Suite 200-12, Diamond Bar, CA 91765, Attn.: Investor Relations, Tel.: (909) 843-6358.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

 You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

 2,517,521 Shares of Common Stock

CHINA YIDA HOLDING, CO.

PROSPECTUS SUPPLEMENT

January 22, 2010